As Filed with the Securities and Exchange Commission on February 28, 2006
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Focus Media Holding Limited
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
Focus Media Holding Limited
28-30/F, Zhao Feng
World Trade Building 369 Jiangsu Road Shanghai, PRC 200050
(86-21) 3212-4661
(Address of principal executive offices)

2005 Employee Share Option Plan
2003 Employee Share Option Scheme
(Full title of the Plans)

Law Debenture Corporate Services Inc.
767 Third Avenue
New York, NY 10017
(Name and address of agent for service)
(212) 750-6474
(Telephone number, including area code, of agent for service)

Copies to:
Chris Lin, Esq.
Simpson Thacher & Bartlett LLP
ICBC Tower, 7th Floor
3 Garden Road, Central Hong Kong SAR China
(852) 2514 7600

CALCULATION OF REGISTRATION FEE

				Proposed
			Proposed	Maximum
			Maximum	Aggregate	Amount of
	Amount to be		Offering Price	Offering	Registration
Title of Securities to be Registered	Registered(1)		Per Share	Price	Fee
Ordinary Shares, $0.00005 par value per share(4)	25,208,200	(2)	$0.24 (2)	$6,049,968 (2)	$647.35 (2)
Ordinary Shares, $0.00005 par value per share(4)	19,043,630	(3)	$1.3084 (3)	$24,917,171 (3)	$2,666.14 (3)
Totals	44,251,830		—	$30,967,139	$3,313.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)	These shares will be issued upon the exercise of options granted under the 2003 Employee Share Option Scheme. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 25,208,200 shares issuable upon exercise of outstanding options and the exercise price of $0.24 per share, for an aggregate offering price of $6,049,968.

(3)	These shares will be issued upon the exercise of options granted under the 2005 Employee Share Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 19,043,630 shares issuable upon exercise of outstanding options and the exercise prices varying from $0.575 per ordinary share to $1.70 per ordinary share, for an aggregate offering price of $24,917,171.

(4)	These shares may be represented by the Registrant’s American Depositary Shares, each of which represents ten ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-126011).

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given as specified by Securities and Exchange Commission Rule 428 (b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Part II, Item 3 of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
     The following documents filed by Focus Media Holding Limited (the “Registrant”) with the Commission are incorporated by reference herein:
     a. The Registrant’s prospectus filed with the Commission on January 27, 2006 pursuant to Rule 424(b) under the Securities Act, which includes audited financial statements for the Registrant’s latest fiscal year.
     b. The description of the Registrant’s Ordinary Shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) on June 28, 2005 (000-51387), including any amendment or report filed for the purpose of updating such description.
     c. Exhibits 3.1 and 4.1 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 14, 2005 and Exhibit (a) to the Registrant’s Registration Statement on Form F-6 filed with the Commission on June 21, 2005. See Part II, Item 8 hereof.
     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.
     Not applicable.
ITEM 5. Interests of Named Experts and Counsel.
     Not applicable.
ITEM 6. Indemnification of Directors and Officers.
     The registrant’s amended and restated memorandum and articles of association provide that, subject to the Companies Law, every director or other officer of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him or her, which relate to anything done, concurred in or omitted by him or her as a director or officer of the registrant provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such person for negligence, default, breach of duty or breach of trust in relation to the affairs of the registrant.
ITEM 7. Exemption from Registration Claimed.
     Not applicable.

ITEM 8. Exhibits.

3.1	Memorandum and Articles of Association of the Registrant.*

4.1	Specimen American Depositary Receipt of the Registrant.**

4.2	Specimen Stock Certificate of the Registrant.*

4.3	Form of Deposit Agreement among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts.**

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Auditors.

23.2	Consent of KPMG.

23.3	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 14, 2005. See Part II, Item 3(c) hereof.

**	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-6 filed with the Commission on June 21, 2005. See Part II, Item 3(c) hereof.
ITEM 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on the 28th day of February, 2006.

Focus Media Holding Limited

By:	/s/ Jason Nanchun Jiang

Name:	Jason Nanchun Jiang
Title:	Chairman and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jason Nanchun Jiang and Jimmy Wei Yu, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the February 28, 2006.

Signature	Capacity

/s/ Jason Nanchun Jiang	Chairman and Chief Executive Officer
Jason Nanchun Jiang	(principal executive officer)

/s/ David Feng Yu	Co-chairman and President
David Feng Yu

/s/ Jimmy Wei Yu	Director
Jimmy Wei Yu

/s/ Fumin Zhuo	Director
Fumin Zhuo

/s/ Neil Nanpeng Shen	Director
Neil Nanpeng Shen

/s/ Charles Chao Charles Chao	Director

Director
Daqing Qi

/s/ Daniel Mingdong Wu	Chief Financial Officer
Daniel Mingdong Wu

/s/ July Wang	Chief Accounting Officer
July Wang

Signature of authorized representative in the United States
     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Focus Media Holding Limited, has signed this registration statement or amendment thereto in Newark, Delaware, on February 28, 2006.

Puglisi & Associates

By:	/s/ Donald J. Puglisi

Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant. *

4.1	Specimen American Depositary Receipt of the Registrant. **

4.2	Specimen Stock Certificate of the Registrant.*

4.3	Form of Deposit Agreement among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts. **

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Auditors.

23.2	Consent of KPMG

23.3	Consent of Conyers Dill & Pearman (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 14, 2005. See Part II, Item 3(c) hereunder.

**	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-6 filed with the Commission on June 21, 2005. See Part II, Item 3(c) hereof.